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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 25, 2005

                                IMPROVENET, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                     000-29927                77-0452868
 (State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

           10799 N. 90th Street, Suite 200
                 Scottsdale, Arizona                                85260
       (Address of principal executive offices)                  (Zip Code)



        Registrant's telephone number, including area code: 480-346-0000

                                 Not applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

Effective March 25, 2005, James R. Schroepfer tendered his resignation as ImproveNet, Inc.'s Chief Financial Officer. Mr. Schroepfer has elected to pursue other business opportunities. Homayoon J. Farsi, ImproveNet's President and a director, will also assume the duties of Acting Chief Financial Officer while the Company actively seeks a permanent Chief Financial Officer. Mr. Farsi became President and a director of ImproveNet on January 7, 2003 and has served in such capacities since that time. In addition, he has over 20 years experience as an entrepreneur in the computer software industry. Mr. Farsi is knowledgeable concerning manufacturing, distribution business processes and information systems and has been instrumental in the development and launch of numerous software products throughout his career. Mr. Farsi has held senior technical and operations management positions with software and hardware companies including Taylor Management Systems and Unisys, Inc.

In 1989, Mr. Farsi and Mr. Ahmad co-founded SysTech International, Inc., a Texas corporation, which was the predecessor-in-interest to eTechLogix, Inc. In 1994, SysTech International, Inc. was merged into an Arizona corporation named First SysTech International, Inc. which changed its name to eTechLogix, Inc. in 2000. Mr. Farsi served as president of SysTech International, Inc. from 1989 to 1994 and has served as president of eTechLogix since 1994. Mr. Farsi has an MS Degree in Computer Systems from the University of Salford, Manchester, England.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImproveNet, Inc.

Date: March 31, 2005

By: /s/ Jeffrey Rassas
    ----------------------------
    Name:  Jeffrey Rassas
    Title: Chief Executive Officer





                                  END OF FILING